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                                                                   Exhibit 23(b)
August 8, 2000



BDO Seidman, LLP
233 N. Michigan Avenue, Suite 2500
Chicago, IL 60601

Gentlemen:

We refer to our representation letter dated March 28, 1998 given to you in connection with your audit of the 1997 financial statements of Red Oak Hereford Farms, Inc. We reaffirm the representations made in that letter as of the date of your consent to include our report dated March 28, 1998 and reference to your name in our Registration Statement No.______ on Form S-8.

Very truly yours,



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Gordon Reisinger, President



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Harley Dillard, Chief Financial Officer